To the Trustees of the Small Cap
Portfolio:

In planning and performing our
audit of the financial statements
of the Small Cap Portfolio
(hereafter referred to as the
"Portfolio")
for the year ended September 30,
1999, we considered its internal
control, including control
activities for safeguarding
securities, in
order to determine our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to comply
 with the requirements of Form N-
SAR, not to provide assurance
 on internal control.

The management of the Portfolio is
responsible for establishing
and maintaining internal control.
In fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls.  Generally,
controls that are relevant to an
audit pertain to the entity's
objective of preparing financial
statements and financial highlights
 for external purposes that are
fairly presented in conformity with
generally accepted accounting
principles.  Those controls
include the safeguarding of assets
against unauthorized
 acquisition, use or disposition.

Because of inherent limitations in
internal control, error or fraud
 may occur and not be detected.
Also, projection of any evaluation
of internal control to future
periods is subject to the risk that
it
 may become inadequate because of
changes in conditions or
that the effectiveness of the
design and operation may
deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards
established by the American
Institute of Certified Public
Accountants.  A material weakness
 is a condition in which the design
or operation of one or more
 of the internal control components
does not reduce to a
relatively low level the risk that
misstatements caused by error
or fraud in amounts that would be
material in relation to the
financial statements being audited
may occur and not be detected
 within a timely period by
employees in the normal course of
performing their assigned
functions.  However, we noted no
matters involving internal control
and its operation, including
controls over safeguarding
securities, that we consider to be
material weaknesses as defined
above as of September 30, 1999.

This report is intended solely for
the information and use of
management, the Trustees of the
Small Cap Portfolio and
the Securities and Exchange
Commission and is not intended
to be and should not be used by
anyone other than these specified
parties.



PricewaterhouseCoopers LLP
Baltimore, Maryland
November 17, 1999